Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2025, relating to the financial statements of Pony AI Inc., appearing in the Annual Report on Form 20-F of Pony AI Inc. for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People's Republic of China

April 2, 2026